Exhibit 4.3

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December [     ], 2016, by and among Overstock.com, Inc., a Delaware corporation (the “Company”), and Patrick M. Byrne, individually (“Dr. Byrne”) and as representative of each of the Participating Affiliates, as defined below (Dr. Byrne, in his capacity as representative of each of the Participating Affiliates, is herein called the “Representative”).

RECITALS

A.                                    This Agreement is being entered into in connection with the issuance of shares of the Company’s Blockchain Voting Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), and the Company’s Voting Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), pursuant to the exercise of non-transferable subscription rights issued to the holders of the Company’s Common Stock, $0.0001 par value per share, in a rights offering (the “Rights Offering”).

B.                                    The offer and sale of the Preferred Stock in the Rights Offering have been registered under the Securities Act, as defined below.

C.                                    The Series A Preferred Stock will trade exclusively on a registered alternative trading system maintained by PRO Securities LLC, a registered broker-dealer indirectly owned primarily by the Company, utilizing software technology known as the tØ® Platform.

D.                                    The Company is conducting the Rights Offering primarily to demonstrate the operation of the tØ Platform, and desires to have Affiliates (as defined below) of the Company who are entitled to participate in the Rights Offering do so, and also desires to make it more attractive for Affiliates of the Company who desire to purchase Preferred Stock in the market after the Rights Offering to do so.

E.                                     Because it is not certain that Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), would be available to Affiliates of the Company for public resales of the Series A Preferred Stock, and because Rule 144 would permit Affiliates of the Company to publicly resell Series B Preferred only in very limited amounts, the Company believes that Affiliates of the Company may be reluctant to participate in the Rights Offering or to purchase shares of Preferred Stock in the market after the Rights Offering in the absence of a mechanism to enable them to subsequently sell Preferred Stock publicly.

F.                                      The Company desires to enter into this Agreement in order to set forth the Company’s agreement to use its reasonable efforts to provide a mechanism to enable Affiliates of the Company who acquire Preferred Stock, whether in the Rights Offering or in the market after the Rights Offering, to subsequently sell Preferred Stock publicly.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and in the Participating Affiliate Agreements (as defined below), to induce Affiliates of the Company to participate in the Rights Offering or to purchase Preferred Stock in the market after the Rights Offering, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Dr. Byrne, individually and on behalf of each of the Participating Affiliates, agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of Utah generally are authorized or required by law or other government actions to close.

“Closing Date” means the date of the closing of the Rights Offering.

“Commission” means the Securities and Exchange Commission.

“Effectiveness Date” means (1) with respect to a registration effected pursuant to Section 2.1, the 120th calendar day following the Closing Date, and (2) with respect to a registration effected pursuant to Section 2.2, the 120th calendar day following the receipt of the applicable Registration Request; provided, however, that, in either case, if the Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be extended to the next Business Day.

“Effectiveness Period” shall have the meaning set forth in Article II.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means (1) with respect to a registration effected pursuant to Section 2.1, the [90th] calendar day following the Closing Date, and (2) with respect to a registration effected pursuant to Section 2.2, the [90th] calendar day following the receipt of a Registration Request; provided, however, that, in either case, if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

“Holder” means any Participating Affiliate who holds shares of Preferred Stock, regardless of whether the Participating Affiliate acquired such shares in the Rights Offering or in the market after the Rights Offering.

“Indemnified Party” shall have the meaning set forth in Section 5.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 5.2(a).

“Losses” shall have the meaning set forth in Section 5.1.

“Participating Affiliate” means any Affiliate of the Company who enters into a Participating Affiliate Agreement, as defined below.

“Participating Affiliate Agreement” means an agreement in substantially the form of Exhibit A hereto, executed and delivered by each of (i) an Affiliate of the Company, and (ii) the Company.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means all of the shares of Preferred Stock held by the Holders, regardless of how or when any Holder acquired any such shares of Preferred Stock; provided, however, that such securities shall no longer be deemed Registrable Securities if such securities shall have ceased to be outstanding.

“Registration Request” shall have the meaning set forth in Section 2.2.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Article II, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Representative” shall have the meaning set forth in the Recitals.

“Rights Offering” shall have the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” shall have the meaning set forth in the Recitals.

“Series A Preferred Stock” shall have the meaning set forth in the Recitals.

“Series B Preferred Stock” shall have the meaning set forth in the Recitals.

ARTICLE II
REGISTRATION

2.1                               Registration Obligations; Filing Date Registration.  On or prior to the Filing Date, the Company shall use reasonable efforts to prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by the Holders.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission).  The Company shall use reasonable efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and, subject to Section 3.1(i) hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”).  By 5:30 p.m., Eastern Time, on the Business Day following the effective date of the Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

2.2                               Subsequent Registrations.  Upon the written request (a “Registration Request”) of any Participating Affiliate that purchases Registrable Securities after the effective date of a Registration Statement filed pursuant to Section 2.1, the Company shall use reasonable efforts to prepare and file with the Commission, no later than the Filing Date, a Registration Statement covering the resale of such Registrable Securities as would permit the sale and distribution of all such Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by any such Participating Affiliate.  Each such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission).  The Company shall use reasonable efforts to cause each Registration Statement filed by it pursuant to this Section 2.2 to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and, subject to Section 3.1(i) hereof, to keep such Registration Statement continuously effective under the Securities Act for the duration of the Effectiveness Period with respect to such Registration Statement.  By 5:30 p.m., Eastern Time, on the Business Day following the effective date of each Registration Statement filed pursuant to this Section 2.2, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

ARTICLE III
REGISTRATION PROCEDURES

3.1                               Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall use reasonable efforts to:

(a)                                 Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such Registration Statement shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder), and use reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.

(b)                                 Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 3.1(i)) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                                  At the time the Commission declares the Registration Statement effective, to the extent required by applicable regulations, name each Holder as a selling stockholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities included in the Registration Statement in accordance with applicable law, subject to the terms and conditions hereof.

(d)                                 Promptly notify the Holders of Registrable Securities (i)(A) when a Registration Statement, a Prospectus or any Prospectus supplement or pre- or post-effective amendment to the Registration Statement is filed, and (B) with respect to the Registration Statement or any post-effective amendment filed by the Company, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities of the Company for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  Use reasonable efforts to avoid the issuance of, and, if issued, to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

(f)                                   Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)                                  Upon the occurrence of any event contemplated by Section 3.1(d)(iv), as promptly as practicable provide notice to the Holders that no further sales of Registrable Securities will be permitted until further notice and, if necessary, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 To the extent necessary, require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within 15 calendar days after receiving such request.

(i)                                     Use reasonable efforts to register or qualify, or cooperate with the Holders of the Registrable Securities included in the Registration Statement in connection with the registration or qualification of, the resale of the Registrable Securities under applicable securities or “blue sky” laws of such states of the United States as any such Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement;  provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.

(j)                                    Comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earning statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 calendar days after the end of a 12-month period (or 90 calendar days, if such period is a fiscal year) beginning with the Company’s first fiscal quarter commencing after the effective date of the Registration Statement.

3.2                               Company Delay Right. If (i) there is material non-public information regarding the Company which the Company reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company reasonably determines not to be in the Company’s best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a Registration Statement for a period not to exceed 90 consecutive calendar days, provided that the Company may not postpone or suspend its obligation under this Section 3.2 for more than 180 calendar days in the aggregate during any 12-month period.

3.3                               Holder Covenants.  Each Holder covenants and agrees by its acquisition of such Registrable Securities that:

(a)                                 (i) Such Holder will not sell any Registrable Securities under a Registration Statement until it has received copies of the related Prospectus as then amended or supplemented as contemplated in Section 3.1(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3.1(d) and (ii) such Holder and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to such Registration Statement.

(b)                                 Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3.1(d)(ii), 3.1(d)(iii), 3.1(d)(iv) or 3.2, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3.1(g), or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

ARTICLE IV
REGISTRATION EXPENSES

4.1                               Registration Expenses.  All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (excluding any commissions payable by any Holder and any fees and expenses of legal counsel and other advisors for any Holder) shall be borne by the Company whether or not a Registration Statement is filed by the Company or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement.

ARTICLE V
INDEMNIFICATION

5.1                               Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its permitted assignees, officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Preferred Stock), underwriters, investment advisors and employees, each Person who controls any such Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto; or (ii) in the case of an occurrence of an event of the type specified in Section 3.1(d)(ii)-(iv), the use by a Holder of an outdated or defective Prospectus, but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5.2(a) hereof) and shall survive the transfer of the Registrable Securities by the Holder.

5.2                               Conduct of Indemnification Proceedings.

(a)                                 If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b)                                 An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which counsel shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel (together with appropriate local counsel) for the Indemnified Parties).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is or could have been a party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(c)                                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5.2) shall be paid to the Indemnified Party, as incurred, within 20 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

5.3                               Contribution.

(a)                                 If a claim for indemnification under Section 5.1 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.2, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5.3 was available to such party in accordance with its terms.

(b)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c)                                  The indemnity and contribution agreements contained in this Article V are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE VI
MISCELLANEOUS

6.1                               Remedies.  In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each non-breaching Holder and the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.2                               Entire Agreement; Amendment.  This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters, and this Agreement supersedes all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Holders of at least a majority of all Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon each Holder (and their permitted assigns).

6.3                               Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 6.3 prior to 4:00 p.m. (Salt Lake City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 6.3 on a day that is not a Business Day or later than 4:00 p.m. (Salt Lake City time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Overstock.com, Inc.
799 W. Coliseum Way
Midvale, UT 840471
Attention: General Counsel

with copies (which copies	Bracewell LLP
shall not constitute notice	111 Congress Avenue, Suite 2300
to the Company) to:	Austin, Texas 78701
Attention: Thomas Adkins
Email: Thomas.Adkins@bracewelllaw.com
Fax No.: 800.404.3970

If to the Holders:

To each Holder at the Representative’s address set forth on the signature page hereto or in the applicable Participating Affiliate Agreement, or to such other address or e-mail address or facsimile number as may otherwise be provided to the Company as provided herein with a specific reference to this Agreement.

6.4                               Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.5                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders of at least a majority of all Registrable Securities then outstanding.

6.6                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.7                               Termination.  Unless sooner terminated as set forth in this Section 6.7, this Agreement shall terminate at the end of the Effectiveness Period, except that Articles IV and V and this Article VI shall remain in effect in accordance with their terms.  The Company may terminate this Agreement at any time after the 120th day after it files a Current Report on Form 8-K (or any successor form) with the Commission containing a notice of its intent to terminate this Agreement, except that Articles IV and V and this Article VI shall remain in effect in accordance with their terms.

6.8                               Governing Law.  This Agreement will be governed by the laws of the State of Utah without regard to conflict of law principles.

6.9                               Dispute Resolution.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Except as otherwise provided in this Agreement, any unresolved controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 calendar days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA.  The arbitration shall take place in Salt Lake City, Utah, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Depositions shall be conducted in accordance with the Utah Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10                        Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

6.11                        Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

6.12                        Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

OVERSTOCK.COM, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

HOLDERS:

PATRICK M. BYRNE,
Individually and in his capacity as Representative of each of the Participating Affiliates

Patrick M. Byrne

Address:

Signature Page to Registration Rights Agreement

Exhibit A

Form of Participating Affiliate Agreement

This Participating Affiliate Agreement (this “Agreement”) by and between Overstock.com, Inc., a Delaware corporation (the “Company”), and                  , [an individual] [a [State][type of entity]] (the “Participating Affiliate”), is made and entered into as of the date set forth on the signature page hereto (the “Effective Date”).

RECITALS

WHEREAS, the Company and Patrick M. Byrne, individually (“Dr. Byrne”) and as representative of the Participating Affiliate (Dr. Byrne, in his capacity as representative of the Participating Affiliate, the “Representative”) has entered into a Registration Rights Agreement dated as of            , 2016 (the “Registration Rights Agreement”) in connection with the issuance of shares of the Company’s Blockchain Voting Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), and the Company’s Voting Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), pursuant to the exercise of non-transferrable subscription rights issued to the holders of the Company’s Common Stock, $0.0001 par value per share, in a rights offering; and

WHEREAS, the Participating Affiliate has acquired shares of the Preferred Stock and desires to become a party to the Registration Rights Agreement; and

WHEREAS, the Participating Affiliate agrees to be bound by the provisions of the Registration Rights Agreement and both the Participating Affiliate and the Company desire to sign this Agreement to evidence the same.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Joinder of the Participating Affiliate to Registration Rights Agreement.  The Participating Affiliate hereby agrees to join and to be bound by the terms of the Registration Rights Agreement and the Company hereby consents to the joinder of the Participating Affiliate to the Registration Rights Agreement effective as of the Effective Date.

2.             Representations and Warranties of the Participating Affiliate.  The Participating Affiliate hereby represents and warrants that such Participating Affiliate has the requisite authority to execute this Agreement and that such Participating Affiliate has fully reviewed and understands the Registration Rights Agreement.

3.             Covenants of the Participating Affiliate.  The Participating Affiliate hereby agrees to be bound by the covenants set forth in in Section 3.3 of the Registration Rights Agreement.

4.             Release and Indemnification.

(a)           The Participating Affiliate hereby releases the Representative from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or equity relating to, arising out of or in connection with the Registration Rights Agreement for all periods beginning on or after the Effective Date.

(b)           The Participating Affiliate shall, notwithstanding any termination of this Agreement or the Registration Rights Agreement, indemnify and hold harmless the Representative, to the fullest extent permitted by applicable law, from any against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or relating to the Registration Rights Agreement for any period beginning on or after the Effective Date. Any such indemnification shall be provided in the same manner as provided in Sections 5.2 and 5.3 of the Registration Rights Agreement.

5.             Entire Agreement; Amendment.  This Agreement, together with the Registration Rights Agreement, contains the entire understanding and agreement of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor the Participating Affiliate makes any representation, warranty, covenant or undertaking with respect to such matters, and this Agreement, together with the Registration Rights Agreement, supersedes all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Participating Holder.  Any amendment or waiver effected in accordance with this Section 5 shall be binding upon the Participating Affiliate (and its permitted assigns)

6.             Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Participating Affiliate.

8.             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.             Governing Law.  This Agreement will be governed by the laws of the State of Utah without regard to conflict of law principles.

10.          Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

11.          Headings.  The headings herein are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof or of the Registration Rights Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

COMPANY:

OVERSTOCK.COM, INC., a Delaware
corporation

By:	Dated:
Name:
Title:

PARTICIPATING AFFILIATE:

[NAME], [an individual][a [State][type
of entity]]

By:
[Name]
[Title (if an entity)]

Acknowledged and Agreed:

PATRICK M. BYRNE,
in his capacity as Representative

Patrick M. Byrne